UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019

Ensco Rowan plc

(Exact name of registrant as specified in charter)

England and Wales	98-0635229
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1-8097

(Commission File No.)

6 Chesterfield Gardens

London, England W1J 5BQ

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Ensco plc

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 9, 2019, Ensco plc (the “Company”), Pride International LLC, certain other subsidiaries of the Company party thereto, Citibank, N.A., as administrative agent, and the lenders party thereto entered into a Commitment Increase Agreement and Sixth Amendment to Fourth Amended and Restated Credit Agreement (the “Sixth Amendment”), amending the Company’s Fourth Amended and Restated Credit Agreement, dated as of May 7, 2013 (as amended, the “Credit Agreement”).

The Sixth Amendment provides for, among other things: (i) an increase in the aggregate Commitments (as defined in the Credit Agreement) by $337.9 million, resulting in a total Commitment of $2.34 billion from the date of effectiveness of the Sixth Amendment to September 30, 2019, approximately $1.7 billion from October 1, 2019 through September 30, 2020 and approximately $1.65 billion from October 1, 2020 through September 30, 2022 by (a) adding certain new Banks (as defined in the Credit Agreement) under the Credit Agreement and (b) requesting that certain existing Banks increase their respective Commitments, (ii) an accordion basket of $250,000,000 for future commitment increases; (iii) an increase to the permitted lien basket that permits us to raise secured debt from up to the lesser of $750 million or 10% of consolidated tangible net worth (as defined in the Credit Agreement) to the lesser of $1.0 billion or 10% of consolidated tangible net worth (as defined in the Credit Agreement), (iv) an amendment raising the threshold amount of available cash (as defined in the Credit Agreement) from $150 million to $200 million for purposes of the restriction on borrowings, if after giving effect to any such borrowings and the application of the proceeds thereof, the aggregate amount of available cash would exceed such threshold amount and (v) an amendment to the guarantee coverage ratios as described in the Amendment.

The Sixth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment. The Credit Agreement is described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2019, which description is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 11, 2019 (the “Closing Date”), the Company consummated the transactions contemplated by the Transaction Agreement, dated as of October 7, 2018, by and among the Company and Rowan Companies plc (“Rowan”) (as amended, the “Transaction Agreement”). Pursuant to the Transaction Agreement, the Company acquired the entire issued and to be issued ordinary share capital of Rowan (the “Transaction”) by way of a scheme of arrangement undertaken by Rowan under Part 26 of the UK Companies Act 2006 (“Scheme of Arrangement”).

Upon the terms and subject to the conditions set forth in the Transaction Agreement, at the effective time of the Scheme of Arrangement (the “Effective Time”), each Class A ordinary share in the share capital of Rowan, each with a nominal value of $0.125 per share, issued and outstanding at the scheme record time (the “Existing Rowan Shares”), was converted into the right to receive 2.750 Class A ordinary shares in the share capital of the Company, each with a nominal value of $0.10 per share (the “Existing Company Shares”). An aggregate of approximately 131.8 million Existing Rowan Shares were converted into an aggregate of approximately 362.4 million Existing Company Shares at the Effective Time. At the Effective Time, the Company changed its name from Ensco plc to Ensco Rowan plc. The Company’s ticker symbol “ESV” will remain unchanged as a result of the Transaction.

Immediately following the Effective Time, the Company effected a consolidation (being a reverse stock split under English law) of Existing Company Shares whereby every four Existing Company Shares shown in the register of members of the Company following the updating of such register to give effect to the provisions of the Scheme of Arrangement were consolidated into one Class A ordinary share of the Company with a nominal value of $0.40 per share.  The consolidation affects all Company shareholders (including former Rowan shareholders to whom Existing Company Shares have been issued in the Transaction) uniformly.

In connection with the closing of the Transaction, each Class A ordinary share of Rowan, which was previously traded under the ticker symbol “RDC” on the New York Stock Exchange (the “NYSE”), ceased trading and was delisted from the NYSE before commencement of trading on April 11, 2019.

As of the Effective Time and pursuant to the terms of the Transaction Agreement, (i) each award of Rowan restricted share units that was outstanding as of immediately prior to the Effective Time has been converted into an award of Company restricted share units, (ii) each award of Rowan share appreciation rights that was outstanding as of immediately prior to the Effective Time has been converted into an award of Company share appreciation rights, (iii) each award of Rowan share options that was outstanding as of immediately prior to the Effective Time has been converted into an award of Company share options, (iv) each award of Rowan deferred restricted share units that was outstanding as of immediately prior to the Effective Time has been converted into an award of Company deferred restricted share units and (v) each award of Rowan performance units that was outstanding as of immediately prior to the Effective Time has been settled through the payment of cash to the holders thereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Existing Company Shares issued to the shareholders of Rowan in the Transaction were issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment and Departure of Directors

In accordance with the Transaction Agreement, the Board of Directors of the Company (the “Board”) will remain at eleven members. Effective upon the Closing Date, and in connection with the Transaction, Roxanne J. Decyk, Jack E. Golden, Gerald W. Haddock, Francis S. Kalman and Phil D. Wedemeyer (collectively, the “Retiring Directors”) retired from the Board. These retirements were not a result of any disagreements between the Company and the directors on any matter relating to the Company’s operations, policies or practices.  Effective upon the Closing Date, and in accordance with the Transaction Agreement, the Board appointed William E. Albrecht, Thomas P. Burke, Suzanne P. Nimocks, Thierry Pilenko and Charles L. Szews (collectively, the “New Directors”) to the Board.

The New Directors, other than Dr. Burke, will be compensated for their services on the Board in the same manner as the other non-employee directors. The compensation arrangements for non-employee directors of the Company and Dr. Burke are described in the Company’s Proxy Statement on Schedule 14A for the annual general meeting of shareholders to be held on May 20, 2019, filed with the SEC on March 29, 2019, which descriptions are incorporated by reference herein.

The Company will enter into its standard Deed of Indemnity for directors with each of the New Directors. The form of a Deed of Indemnity to be entered into with each director was previously filed with the SEC as Exhibit 10.27 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and is incorporated by reference into this Item 5.02.

Effective upon the Closing Date, the committees of the Board consisted of: (i) Keith O. Rattie, Mary E. Francis CBE and Charles L. Szews on its Audit Committee; (ii) Paul E. Rowsey, III, William E. Albrecht, C. Christopher Gaut and Thierry Pilenko on its Nominating and Governance Committee; and (iii) Suzanne P. Nimocks, Thierry Pilenko, J. Roderick Clark and Paul E. Rowsey, III on its Compensation Committee. The Board appointed Keith O. Rattie as Chairman of the Audit Committee, Paul E. Rowsey, III as Chairman of the Nominating and Governance Committee and Suzanne P. Nimocks as Chairman of the Compensation Committee.

There are no related party transactions between any of the New Directors, on one hand, and the Company on the other hand, that are required to be disclosed under Item 404(a) of Regulation S-K.

Appointment of Officers

Effective upon the Closing Date and in accordance with the Transaction Agreement, Carl G. Trowell retired from his position as Chief Executive Officer and President of the Company, and the Board appointed Mr. Trowell as Executive Chairman of the Board for a period of 18 months, unless earlier terminated in accordance with his Amended and Restated Employment Agreement, dated as of October 7, 2018, with Ensco Services Limited, included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2018. Mr. Trowell has no familial relationships with any director or other executive officer of the Company.

Effective upon the Closing Date and in accordance with the Transaction Agreement, the Board appointed Thomas P. Burke as Chief Executive Officer and President of the Company for a period of two years, unless earlier terminated in accordance with his Employment Agreement, dated as of October 7, 2018, with Rowan Companies Inc., ENSCO Global Resources Limited and, solely for the purposes of guaranteeing ENSCO Global Resources Limited’s obligations thereunder, the Company, included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2018. Mr. Burke has no familial relationships with any director or other executive officer of the Company.

Effective upon the Closing Date and in accordance with the Transaction Agreement, the Board appointed Gilles Luca Senior Vice President — Operations Support of the Company to serve until his successor is elected or until his resignation, retirement, disqualification or removal from office. Mr. Luca will no longer serve as Senior Vice President — Western Hemisphere of the Company as the responsibilities associated with that position have been assigned to other executive officers. Mr. Luca has no familial relationships with any director or other executive officer of the Company.

Effective upon the Closing Date and in accordance with the Transaction Agreement, the Board also appointed P. Carey Lowe as Executive Vice President and Chief Operating Officer, Jonathan Baksht as Senior Vice President and Chief Financial Officer, Michael McGuinty as Senior Vice President — General Counsel and Secretary and Alan Quintero as Senior Vice President — Business Development.

Item 7.01 Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01     Other Events.

Sanction of Scheme of Arrangement

On April 9, 2019, the High Court of Justice of England and Wales sanctioned the Scheme of Arrangement.

Pursuant to 430(2B) of Companies Act 2006

Further to the Closing Date, the Company confirms that the Retiring Directors retired from the Board with effect from the Effective Time.

The following information is provided in accordance with section 430(2B) of the Companies Act 2006:

The Company confirms that each non-executive director will be paid his usual fees and expenses as a non-executive director for the period until the Effective Time.

The restricted share units issued under the Ensco plc 2012 Long-Term Incentive Plan and the Ensco plc 2018 Long-Term Incentive Plan to the Retiring Directors were accelerated in full on the Closing Date.  As a result, the Company shares set out below (as adjusted to reflect the share consolidation) will be issued to the Retiring Directors, subject to any necessary deductions for income tax and social security contributions.

Roxanne J. Decyk: 14,600
Jack E. Golden: 11,565
Gerald W. Haddock: 14,600
Francis S. Kalman: 14,600
Phil D. Wedemeyer: 11,565

The Company confirms the above listed directors have not received and will not receive any other remuneration payment or any payment for loss of office of the type specified in section 430(2B) of the Companies Act 2006.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required pursuant to this Item 9.01(a) in relation to the Transaction will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to this Item 9.01(b) in relation to the Transaction will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(d) Exhibits

Exhibit Number	Description
2.1

Transaction Agreement, dated as of October 7, 2018, by and between Ensco plc and Rowan Companies plc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ensco plc on October 9, 2018).

2.2

Deed of Amendment No. 1 to Transaction Agreement, dated as of January 28, 2019, by and between Ensco plc and Rowan Companies plc (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ensco plc on January 29, 2019).

10.1

Commitment Increase Agreement and Sixth Amendment to Fourth Amended and Restated Credit Agreement, dated as of April 9, 2019, among Ensco plc, Pride International LLC, certain other subsidiaries of Ensco plc party thereto, Citibank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated April 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco Rowan plc

Date: April 11, 2019	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President — General Counsel and Secretary